1 FOURTH QUARTER 2020 EARNINGS PRESENTATION February 25, 2021

2

3 Disclaimer This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward- looking statement. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on the global economy, including the Company’s businesses, the Company’s common stock price, the Company’s ability to meet 2023 targets in the amounts expected or at all, whether the Company will capitalize on the powerful secular tailwinds supporting the continued growth and investment in digital infrastructure, whether the Company’s wellness infrastructure segment, including contractual rent collections, will continue to perform well despite ongoing impacts of COVID-19, the Company’s ability to continue driving strong growth in its digital business and accelerating its digital transformation, including whether the Company will continue to lower corporate expenses and achieve earnings rotation through divestment of legacy businesses and assets, the impact of the digital transformation on the Company’s earnings profile, the Company’s ability to collaborate with its partner companies and customers to build the next-generation networks connecting enterprises and consumers globally, whether the Company will realize the anticipated benefits of Wafra’s strategic investment in the Company’s digital investment management business, including whether the Wafra investment will become subject to redemption and the amount of commitments Wafra will make to the Company’s digital investment products, the Company’s ability to raise third party capital in its managed funds or co-investment structures and the pace of such fundraising (including as a result of the impact of COVID-19), whether the DCP II fund raising target will be met, in the amounts anticipated or at all, the performance of DataBank, including zColo, the success and performance of the Company’s future investment product offerings, including a digital credit investment vehicle, whether the Company will realize the anticipated benefits of its investment in Vantage SDC, including the performance and stability of its portfolio, the pace of growth in the Company’s digital investment management franchise, the Company’s ability to continue to make investments in digital assets onto the balance sheet and the quality and earnings profile of such investments, the resilience and growth in demand for digital infrastructure, whether the Company will realize the anticipated benefits of its securitization transactions, the Company’s ability to simplify its business and continue to monetize legacy businesses/OED assets, including the timing and amount of proceeds to be received by the Company, if any, and its impact on the Company’s liquidity, the Company’s ability to consummate the pending hospitality exit transaction and the amount of net proceeds to be received by the Company from the transaction, whether warehoused investments will ultimately be transferred to a managed investment vehicle or at all, the impact of impairments, the level of expenses within the wellness infrastructure segment and the impact on performance for the segment, the ability to and timing of an exit from the Company’s wellness infrastructure segment and CLNC, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the Company’s FRE and FEEUM and its ability to continue growth at the current pace or at all, whether the Company will continue to pay dividends on its preferred stock, the impact of changes to the Company’s management or board of directors, employee and organizational structure, the Company’s financial flexibility and liquidity, including borrowing capacity under its revolving credit facility (including as a result of the impact of COVID-19), the use of sales proceeds and available liquidity, the performance of the Company’s investment in CLNC (including as a result of the impact of COVID-19), whether the Company will further extend the term of its revolving credit facility, including the CLNC share price as compared to book value and how the Company evaluates the Company’s investment in CLNC, the impact of management changes at CLNC, the Company’s ability to minimize balance sheet commitments to its managed investment vehicles, customer demand for datacenters, the Company's portfolio composition, the Company's expected taxable income and net cash flows, excluding the contribution of gains, the Company’s ability to pay or grow the dividend at all in the future, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc., CLNC and other managed investment vehicles, whether Colony Capital will be able to maintain its qualification as a REIT for U.S. federal income tax purposes, the timing of and ability to deploy available capital, including whether any redeployment of capital will generate higher total returns, the Company’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the Company’s ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions (including the impact of COVID- 19 on such conditions) on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

4 4 Agenda # Section 1 2020 Year In Review 2 2020 Financial Results 3 2021 The Year Ahead 4 Why Own CLNY Today 5 Q&A

5 1 2020 Year In Review

6 Promises Made, Promises Kept Sharp focus throughout the year on the four key pillars of our digital transformation Harvested Legacy Assets & Streamlined Organization Invested in High Quality Digital Assets Built Liquidity & Strengthened Capital Structure Rapidly Grew Digital Investment Management

7 $700M $500M $300M $450M Built Strong Liquidity to Fund Digital Transformation In the face the pandemic, we buried capital constraints by generating almost $2 billion of liquidity to extend maturities, reduce leverage and invest substantial capital into digital infrastructure Transparency with lenders provided continued access to significant revolver and forged trusted partners for the digital strategy Breadth of partnership already expanding in line with original expectations. Wafra has increased overall investment from $400M to $500M Investors in exchangeable notes have also become shareholders in our common equity Achieved the high end of Other Equity & Debt (OED) monetization guidance, at prices in line with revised estimates of value Legacy Asset Monetizations Amended Corporate Revolver Strategic Investment from Wafra New 2025 Exchangeable Notes +$1.9B Liquidity

8 Fix the Debt, The Common Responds Next Management’s decisive actions to stabilize the CLNY capital structure were well received by the credit markets last summer We suggested at the time, you needed to fix the 'Top of the Stack' before the common stock could work Our debt has continued to strengthen and the common stock has started to respond March/April Trough July 31, 2020 February 23, 2021 % Increase From Trough 2021 Convertible Notes 82% 99% - Paid Off 2023 Convertible Notes 75% 92% 101% +35% Colony Preferred Stock (Series I, $25 par) $8.50 $19.76 $23.85 +180% Colony Common Stock $1.41 $1.92 $5.71 +305%

Harvested Legacy Assets

Hospitality Sale Highlights

- Under contract to sell non-core legacy business with minimal expected cash flows for the next two or three years as the lodging market recovers
- $2.8B transaction with $67.5M of gross consolidated proceeds to CLNY
- Shedding all contingent liabilities and CLNY share of debt of $3.0B(1) with annual cash interest savings of $110M
- Anticipate approximately $7M of annual G&A savings

OED Monetizations

- During 2020, monetized 10+ investments for ~$700M achieving the high end of our $600-700M target, notably:
  - **RXR Realty:** ~$180M net proceeds from the company's ~27% interest in RXR Realty, a tristate office operator
  - **Cortland:** $125M net proceeds from CLNY's preferred equity investment in the multifamily platform
  - **Bulk Industrial:** $85M net proceeds from the company's ~51% interest in a portfolio of bulk industrial assets

Significant Decrease in Debt and Leverage Ratio(1)



67%
TOTAL DEBT (CLNY Share)
Debt/Assets (1)
$6.8B
$3.0B
-44%
54%
$3.9B
12/31/2020
Pro Forma

Significant Decrease in OED(2)



# of OED Investments
57
$1.6B
$0.7B(3)
-41%
47
$0.9B
12/31/2019
12/31/2020

ColonyCapital

(1) Decrease in CLNY's share of debt includes $702 million of CLNY share of debt in the Inland hotel portfolio, which is under receivership and not part of the hospitality portfolio sale.
(2) 12/31/19 balance adjusted to exclude Digital investments and depreciation & amortization, which were included as of 12/31/19. Does not include carrying value of CLNC shares.
(3) In addition to monetizations, decrease includes impairments net of fundings of preexisting investment commitments.

9

Invested In High Quality Digital Assets

+$22B in transaction value in 2020 across all digital infrastructure sectors deploying over $5B of FEEUM

Investment Management

zayo

$14.6B TEV

$1.4B FEEUM

March 2020

Digital Colony leads significant take-private of leading fiber network provide; 5th largest media & communications LBO

VANTAGE DATA CENTERS EUROPE **$2.0B TEV**

$725M FEEUM

February 2020

Vantage Europe embarks upon European expansion; enters five new European markets

HIGHLINE **$600M TEV**

$468M FEEUM

November 2020

Digital Colony acquired telecom infrastructure firm Phoenix Tower do Brasil, adding +2,500 active sites to Highline

Wildstone **$544M TEV**

$422M FEEUM

January 2020

Digital Colony completes combination of premium outdoor media assets in the United Kingdom

SCALA **$411M TEV**

$355M FEEUM

April 2020

Digital Colony acquires the carve out of three data center campuses to launch a hyperscale platform in Latin America

Digital Operating

VANTAGE DATA CENTERS

$3.5B TEV

$1.15B FEEUM

$200M CLNY Balance Sheet

June 2020

Colony-led investor group acquires majority stake in portfolio of 12 world class North American hyperscale data centers.

zColo

$1.4B TEV

$471M FEEUM

December 2020

$345M CLNY B/S[1]

Colony-led investor group funds DataBank's acquisition of zColo adding 44 data centers

Digital Operating

+$1.6B FEEUM

~$550M of equity invested in Digital Operating Companies raising $1.6B+ of new third-party equity

ColonyCapital

(1) Represents CLNY's balance sheet investment in DataBank and zColo.

10

Step-Function Growth in Digital FEEUM

~90% year-over-year growth in digital FEEUM…far exceeding our original 15% guidance for the year

High Quality Relationships and Fees

- Digital Liquid Strategies:
  - ~$400M of FEEUM across two strategies, both of which have performed well and are poised for growth
- Co-Invest:
  - In 2020 we raised $2.2B of net co-investment capital around Zayo, Vantage SDC, Vantage Europe and zColo
- DCP II:
  - Successful $4.2B first closing exceeds the total size of DCP I. The return of many existing DCP I investors validates their confidence in the team as stewards of their capital.

Exceeding Expectations


~90%
YoY Growth
$7B
12/31/19
Digital Liquid Strategies
Co-Invest
DCP II
First Close
$13B
12/31/20

ColonyCapital

11

12 $1.9B $4.2B $4.1B DCP I DCP II ▪ $1.9B DCP I first close in 2018 resulted in $4.1B total fund size which was the largest digital infrastructure fund to-date ▪ $4.2B DCP II first close in 2021 exceeds DCP I total fund size and is now the largest dedicated digital infrastructure fund Current Capital Commitments Largest digital infrastructure dedicated fund with $4.2B in commitments to date surpassing DCP I in the first closing and reinforcing Digital Colony’s position as the leader in digital infrastructure DCP II First Closing •DCP II Highlights ▪ Significant percentage of existing DCP I investors committed to DCP II validating their confidence our management and Digital strategy DCP I Total Commitments Investors understand the competitive advantages of an operator led portfolio COVID-19 advanced the world’s digital transformation increasing the need and use of digital networks Strong Pipeline of digital investments globally The fund has closed three investments to-date Differentiated Strategy Strong Pipeline High Quality Relationships and Fees DCP I First Close DCP II First Close +$1.5B Total Commitments

13 2020 Financial Results2

14 4Q20 Summary Results (1) Includes Digital Operating and Digital Investment Management segments. Excludes Digital Other segment. (2) Includes $1.25B from sale of light industrial ($ millions except per share & AUM) 4Q19 3Q20 4Q20 Q/Q% FY 2020 Consolidated Revenues $299.1 $316.7 $338.8 +7% $1,236.6 Core FFO (ex Gains/Loss) per share $21.1 $0.04 $17.1 $0.03 $18.2 $0.03 +6% $46.7 $0.09 Net Income (CLNY Shareholder) per share ($26.3) ($0.05) ($205.8) ($0.44) ($140.6) ($0.30) N/M ($2,750.8) ($5.81) AUM ($B) % Digital $41.7 33% $46.8 50% $52.0 58% +11% +8% $52.0 58% Legacy Monetizations $1,383 $47 $311 N/M $698 Consolidated Revenues CLNY share of Revenues $25.9 $21.1 $118.7 $29.4 $151.9 $37.6 +28% +28% $397.7 $124.2 Consolidated FRE / Adjusted EBITDA CLNY share of FRE / Adjusted EBITDA $14.9 $12.8 $54.5 $13.3 $65.1 $11.9 +20% -11% $171.6 $51.0 Core FFO (ex Gains/Loss) per share $10.9 $0.02 $10.1 $0.02 $7.9 $0.01 -21% -21% $38.1 $0.07 AUM ($B) $13.8 $23.3 $30.0 +29% $30.0 Core Digital Segments(1) Total Company (2)

Digital Earnings Summary

Core Digital Revenues[1]

($ in millions)


Digital Operating
Digital IM
+28%
Q/Q
$25.9
$19.9
$118.7
$20.1
$98.6
$151.9
$24.4
$127.5
4Q19
3Q20
4Q20
CLNY %
Digital IM
Digital Operating
100%
20%
69%
16%
69%
16%

Consolidated Digital Revenues increased to $152M in 4Q20, driven by acquisitions of Vantage SDC in 3Q20 and zColo in 4Q20 for Digital Operating and new fees from the first closing of DCP II[2]

- 4Q20 fee revenues included a partial quarter of fees for DCP II of $4M, which would have been $10M for the full quarter.

Consolidated Digital Adjusted FRE / Adjusted EBITDA[1]

($ in millions)


Digital Operating
Digital Adjusted FRE
Combined Margin
+30%
Q/Q
$14.9
57%
$12.3
$54.5
$8.9
$45.6
46%
$70.8
$10.3[3]
$60.5
47%
4Q19
3Q20
4Q20
100%
20%
69%
15%
69%
16%

Consolidated Digital Adjusted FRE and Adjusted EBITDA increased to $71M during 4Q20

- 4Q20 FRE was $10.3M excluding a $5.7M one-time outperformance incentive for the successful DCP II capital raise
- Inclusive of a full quarter of fees of DCP II fees, FRE would have been ~$16M and the FRE margin would have been 52%

ColonyCapital

(1) Includes Digital Operating and Digital Investment Management segments. Excludes Digital Other segment.
(2) $3.2B of the DCP II capital raise occurred in 4Q20.
(3) 4Q20 FRE has been adjusted to add back a $5.7M one-time outperformance incentive for successful DCP II capital raise.

15

16 $6.8B $7.7B $7.7B $8.6B $12.8B 43% 46% 48% 49% 64% 4Q19 1Q20 2Q20 3Q20 4Q20 $13.8B $20.6B $21.6B $23.3B $30.0B 33% 43% 47% 50% 58% 4Q19 1Q20 2Q20 3Q20 4Q20 +29% Q/Q 58% 42% 32% 68% $41.7B 4Q19 Total AUM Rapid Expansion of Digital AUM and FEEUM Digital - Assets Under Management (AUM) Fee Earning Equity Under Management (FEEUM) Digital as % of Total Company AUM Digital as % of Total Company FEEUM $52.0B 4Q20 Legacy AUM Digital AUM +$16B Digital AUM ~115% and ~90% YTD growth in AUM and FEEUM, respectively • AUM growth driven by 1) the deployment of capital in DCP I to include debt capitalization of new investments, particularly in Zayo with corresponding co-investment capital, 2) the first closing of DCP II and 3) the investment of balance sheet capital in Digital Operating • FEEUM growth driven by $6B of net FEEUM increase from 1) DCP II first closing, 2) Vantage, zColo and Zayo coinvest transactions and 3) Digital liquid strategies Pro forma for sale of hospitality, Digital AUM will represent more than 60% of total AUM +50% Q/Q

Extending Maturities, Maximizing Liquidity

Managing Corporate Liabilities

- No corporate debt maturities until 2023[1]
- 3.8 years of weighted average maturity[1]
- 5% weighted average interest rate[1]

Corporate Debt Maturities



Clear Path to Digital
$200M
$314M
2021
2022
2023
2024+

Significant Liquidity for Digital Transformation

- Anticipate accumulation of $1.1 to $1.3B of gross liquidity PRIOR to any anticipated uses for the digital transformation, deleveraging and general corporate purposes
- Potential for additional proceeds to the extent strategic opportunities arise at CLNC and Wellness Infrastructure



~$735M
12/31/20 Liquidity(2)
~$600M
~$400M
Estimated Monetizations
~$1,335M
~$1,135M
12/31/21 Estimated Gross Liquidity(3)
RANGE

(1) Excludes $65M of corporate and convertible debt maturing in January 2021, which the Company paid off. Weighted average maturity and interest rate excludes preferred equity.
(2) Represents the Company's share of corporate cash, which is calculated as consolidated cash of $704M as of 12/31/20 excluding $206M of cash from noncontrolling interest entities and $210M of the Company's share of cash at subsidiaries as of 12/31/20, plus the full availability of the Company's $450M corporate revolver as of 12/31/20, which will decrease to $400M on 3/31/21 based on the terms of the revolver.
(3) Assumes maintenance of $450M revolver capacity for illustrative purposes.

ColonyCapital
17

18 Significant Run-Rate Cost Savings Achieved Simplification of Cost Structure and G&A Also executing on the Digital transformation within corporate operations Cash Comp & Admin., -$31M Cash Comp & Admin., -$42M Stock Comp, -$9M Stock Comp, -$13M -$40M -$55M 22 185K 16 146K # of Offices Total SqFt Beginning of Year End of Year Headcount Rotation 376 53 300 79 Non-Digital & Corporate Digital Beginning of Year End of Year -20% (-76) +49% (+26) -27% (-6) -21% (-39K) Right-Sizing the CLNY Office Footprint Communicated Plan Achieved During 2020

Consistent and Steady Growth Through 2020…

Investment Management

2020 represents the first full year of Digital investment management results, which reflects the investment in professionals to support future capital raising and product growth

Managed to generate consistent revenues and earnings with growth now beginning to manifest

Annualized Digital Fee Revenues



$76M
$79M
$85M
$100M
$125M
1Q20
2Q20
3Q20
4Q20
PF 4Q20[2]

Annualized Digital IM FRE[1]



$40M
$38M
$40M
$41M
$66M
1Q20
2Q20
3Q20
4Q20[3]
PF 4Q20[2]

Digital Operating (CLNY OP)

Steady and strong growth in revenues and earnings due to continued rotation of CLNY's balance sheet into high quality digital assets

Notably Vantage SDC in July 2020 and zColo in December 2020

Annualized Digital Operating Revenues



$36M
$34M
$62M
$84M
$124M
1Q20
2Q20
3Q20
4Q20
PF 4Q20[3]

Annualized Digital Operating EBITDA



$13M
$13M
$28M
$39M
$56M
1Q20
2Q20
3Q20
4Q20
PF 4Q20[3]

ColonyCapital

(1) Annualization of quarterly results are adjusted for certain one-time events, aside from those noted in footnotes 2 and 3.
(2) Pro-forma annualizes the contractual fee revenues from the DCP II third-party capital raising first close. PF 4Q20 FRE also excludes the $5.7M one-time outperformance incentive for successful DCP II capital raising.
(3) 4Q20 FRE has been adjusted to add back $5.7M one-time outperformance incentive for successful DCP II capital raising.
(4) PF 4Q20 Digital Operating revenues and EBITDA annualizes the stub period results of the zColo acquisition in December 2020.

19

...Tracking to 2021 Guidance and 2023 Targets

Investment Management

Continued DCP II capital raising, among other products planned for the year, to contribute meaningful growth to Digital IM revenues and FRE with an **anticipated $3.5 to $4.0B of capital raise during 2021**

2023 target is anticipated to be achieved through final closing of DCP II and expansion of other products and scope of Colony's investment offerings


Annualized Digital Fee Revenues
$84M
$150M
$140M
20-30%
Projected
Annual Growth
$200M
$150M
RANGE
2020
Actual
2021
Guidance
2023
Targets


Annualized Digital IM FRE
$39M
$85M
$80M
30-40%
Projected
Annual Growth
$110M
$80M
RANGE
2020[1]
Actual
2021
Guidance
2023
Targets

Digital Operating (CLNY OP)

Additional earnings to be driven by organic growth, bolt on acquisitions and new balance sheet investments

Capital for new balance sheet investments to be partially funded by an **anticipated $400 to $600M of monetizations during 2021** as well as monetizations of other legacy businesses


Annualized Digital Operating Revenues
$54M
$135M
$125M
Organic growth and
acquisitions to drive
significant growth
$500M
$400M
RANGE
2020
Actual
2021[2]
Guidance
2023
Targets


Annualized Digital Operating EBITDA
$23M
$58M
$53M
Organic growth and
acquisitions to drive
significant growth
$225M
$175M
RANGE
2020
Actual
2021[2]
Guidance
2023
Targets

ColonyCapital

(1) 2020 has been adjusted to add back $5.7M one-time outperformance incentive for successful DCP II capital raising.
(2) Represents solely full year contributions of existing investments without consideration of new deployment

20

21 Full Year 2021 Guidance Summary ($ millions, except where noted) Low High Digital IM Fee Revenue $140 $150 Digital Operating Revenue (CLNY OP Share) $125 $135 Total Digital Revenues $265 $285 Digital IM FRE $80 $85 Digital Operating EBITDA (CLNY OP Share) $53 $58 Total Digital FRE / EBITDA $133 $143 Digital IM Capital Raise ($ in billions) $3.5B $4.0B Monetizations $400 $600 Digital FRE / EBITDA Digital Revenues Other

22 2021 The Year Ahead3

Digital Transformation is Accelerating

Legacy monetizations and growing digital FEEUM take CLNY to 2/3 rotated... before we harvest Wellness and CLNC


4Q20 Actual
Wellness
CLNC
Hotel
Legacy OED / IM
Digital
58%
Digital

Digital Transformation

- Hotel Sale Closes
- 2021 OED Monetization
- 2021 New Digital FEEUM Guidance


Pro Forma(1)
~20% of Total AUM
Wellness
CLNC
Legacy OED / IM
Digital
67%
Digital

ColonyCapital

(1) Pro Forma AUM is representative of total company AUM following the completion of the hotel portfolio transaction (including the company's position in the THL portfolio), as well as the reduction in Other Equity & Debt ("OED") and Legacy IM, resulting from 2021 forecasted monetizations. Furthermore, pro forma digital AUM includes an incremental $3.75B, which represents the midpoint of the company's 2021 capital raise guidance.

23

24 2021: Four Key Digital Tailwinds 5G CLOUD $1.1T in New Global Mobile Capex $88B in 2021 Cloud Infrastructure Capex Increasing to IOT EDGE Connected Devices 1.6M EDGE SERVERS ON THE EDGE IN 2028 Source: GSMA The Mobile Economy March 2020, Cisco Report, Source: Credit Suisse, September 2020; Cowen and Company BILLION BILLION BILLION Will support 10% of cloud workloads by 2028

25 Active Into An Improving Macro Backdrop Digital Colony is well positioned to continue investing in high quality digital businesses into 2021 and beyond Digital Colony's ability to form and deploy capital into new themes and ideas across digital infrastructure is more powerful and relevant than ever ▪ We deployed $22B in 2020, putting over $5B of FEEUM to work ▪ In 2021, we expect to grow FEEUM by at least another $3.5-4.0B ▪ 40 pipeline opportunities and growing...companies, management teams, and other investors want to partner with the leading company in digital infrastructure Original Growth Path For illustrative purposes only OUR IM BUSINESS NEVER BEEN BUSIER 3 deals closed in Q4-2020 3 NEW deals in exclusivity 40 pipeline opportunities Cloud 5G Edge AI Secular trends, accelerated by COVID-19, are driving growth higher 2021

Continuing to Grow Our Digital IM Franchise

Long-term contracted fee streams drive stable, predictable earnings that compound over time


$13B
$3.5B - $4B
$17B
Credit
Liquid
DCP II
Co-invest
DCP I
Digital Bridge
2019
2020
2021

NEW STRATEGIES

Credit
- In house digital credit team
- Intend to form capital around them in 2021

Liquid
- Managing ~$400M FEEUM now, generating alpha across both of our strategies

DCP II
- $4.2B first close Feb 2021
- Actively deploying already
- $6.0 billion target

Co-invest
- An important commitment to our investors
- Boosts our firepower

DCP I
- Flagship equity fund
- Now almost fully committed

Digital Bridge
- 6 separately capitalized companies
- Formed the original base for growth

ColonyCapital

26

27 Investment Case Comes Together CLNY 2.0 SHARE OUR VISION New management building the next great digital infrastructure platform, creating value for shareholders as it transforms a diversified REIT across many real estate verticals to a new focused digital REIT As a complex organization is streamlined, a high- growth digital business with predictable earnings and attractive returns on invested capital emerges. The transition is aligned with strong secular tailwinds, supported by the broadest, deepest management team in digital infrastructure, and based on a differentiated strategy centered around next generation networks built to serve rapid growth in 5G, IOT, cloud, and edge compute demand Shareholder Value Predictable Earnings Differentiated Strategy Virtual Investor Day May 2021 EDGE IOT • How are we levered to key thematics - Edge, 5G, Convergence • Our customer-led approach • The Team - breadth & depth • Digital Colony value-add

28 Why Own CLNY Today4

29 1. Fastest Growing digital REIT 2. Converged Vision for Network Infrastructure allowing investors to participate in the entire ecosystem 3. Leadership and experience matter: CLNY has the deepest bench in the sector, and this gives us a decided advantage as we invest, finance, and operate our businesses 4. We are executing a best-in-class ESG framework that delivers social impact for our employees, customers and investors 1 2 3 4 THE COLONY DIFFERENCE

30 Colony Capital delivers a series of customer solutions focused on next-generation mobile and internet connectivity solutions through a converged network experience A Global Digital REIT Focused on Converged Networks Traditional Siloed Digital Infrastructure Approach Macro Site Data Centers Small Cells Optic Fiber Today’s Infrastructure 3G and 4G: Coverage and Densification Next Gen Networks 5G and Beyond: Performance, Speed, and ON DEMAND Hyper-Converged Digital Architecture

31 Between the balance sheet and investment management, we have assembled a diverse global portfolio of digital infrastructure assets equating to $30.0B in AUM 31 Notes: All figures as of December 31, 2020 except otherwise noted. (1) CLNY balance sheet has a combined exposure to DCP I and DCP II of $245M of which $94M has been funded as of February 2021; (2) “Active sites” represents owned and other revenue generating sites, while “total sites” includes other sites on which the company has marketing/management rights; for Digita, “total sites” includes certain micro data centers and IoT sites; for Wildstone, “active sites” represents the number of revenue generating panels; (3) Includes contracted and in construction (“CIC”) networks; (4) Includes under construction sites and signed but not closed transactions; (5) Includes BBNB (contracted) sites and other active near-term pipeline opportunities. Digital Colony Partners II 2013 2014 2015 2016 /2017 2016 /2020 2017 2017 2018 2018 2019 2019 2019 2020 2020 2020 2020 2020 ~2,400 active sites ~5,100 total sites(2) ~7,000 active sites ~310,000 total sites(2) ~33,100 nodes(3) ~420 networks(3) ~3,600 route miles fiber(3) ~3,000 active sites ~39,000 total sites(2) 64 data centers(4) 12 stabilized data centers (separated in 2020) 2 operating hyper scale campuses; 4 currently under dev. ~5,000 nodes ~5,000 towers(5) ~150 networks(5) ~300 tower sites ~1,900 total sites(2) 14 data centers ~3,200 on- net locations ~2,400 route miles ~3,300 active sites ~4,100 total sites(2),(3) ~3,000 active sites 126,000+ route miles, ~40,200 on-net buildings 2 operating hyper scale campus; 4 currently under dev. 2 operating hyper scale campus 1 currently under dev. 3 Data Center and Tower Companies Towers Towers Small Cells Towers Enterprise DC Hyperscale DC Hyperscale DC Small Cells Towers Enterprise DC Fiber Towers Outdoor Digital Infra Fiber Hyperscale DC Hyperscale DC Various 19 Distinct Digital Operating Companies/Platforms Across Four Capital Sources ( ) Capital Source Earnings Stream DBH Legacy Cos. Mgmt. Fees DCP I/DCP II(1) Mgmt. Fees & Carried Interest Co-Invest Capital Mgmt. Fees & Carried Interest CLNY Balance Sheet Investment Earnings Digital Colony Universe: What We've Built...So Far

The Deepest Team with a Singular Focus

REVAMP OF SENIOR MANAGEMENT

Leading transformation to Colony 2.0


Marc Ganzi
Chief Executive Officer


Jacky Wu
Chief Financial Officer


Ben Jenkins
CIO, Digital Investment Management


Justin Chang
CIO, Digital Balance Sheet Investments


Brian Lee
Treasurer & Head of Corporate Finance


Kevin Smithen
Global Head of Strategy and Capital Formation


Donna L. Hansen
Chief Admin Officer & Global Head of Tax


Severin White
Head of Public Investor Relations

EXPERIENCED DIGITAL INVESTMENT TEAM

BOCA RATON


Liam Stewart
Managing Director & COO


Jeff Ginsberg
Managing Director & CAO


Jon Mauck
Managing Director


Steven Sonnenstein
Managing Director


Warren Roll
Managing Director


Leslie Golden
Managing Director


Geneviève Maltais-Boisvert
Principal

NEW YORK


Tom Yanagi
Managing Director


Dean Criares
Managing Director Digital Credit


Geoff Goldschein
Managing Director, General Counsel


Sadiq Malik
Managing Director


Scott McBride
Principal


Hayden Boucher
Principal

LONDON


James Burke
Principal


Manjari Govada
Vice President

SINGAPORE


Wilson Chung
Principal

GLOBAL INDUSTRY LEADERS SECOND TO NONE

- >95 data centers
- >135k fiber route miles
- ~350k tower sites
- >35k small cell nodes

DATA CENTER TEAM

NORTH AMERICA

Sureel Choksi
Senior Advisor
Board Member of Zayo and Scala; President and CEO of Vantage

Brokaw Price
Operating Partner
A 20+ year veteran in the data center sector

Raul Martynek
Senior Advisor
CEO of DataBank

GLOBAL

Michael Foust
Senior Advisor
Chairman of Databank and Vantage

SOUTH AMERICA

Marcos Peigo
Senior Advisor
CEO of Scala Data Centers

TOWER TEAM

NORTH AMERICA

Alex Gellman
Senior Advisor
Board Member of Highline and FreshWave; CEO of Vertical Bridge

EUROPE

Graham Payne
Senior Advisor
CEO of FreshWave Group

SOUTH AMERICA

Daniel Seiner
Senior Advisor
CEO of Andean Telecom Partners

Jose Sola
Senior Advisor
CEO of Mexico Tower Partners

Fernando Viotti
Senior Advisor
CEO of Highline

FIBER & SMALL CELL TEAM

NORTH AMERICA

Jim Hyde
Senior Advisor
CEO of ExteNet Systems

David Pistacchio
Operating Partner
Chairman of Beanfield; Board Member of Aptum and Zayo

Steve Smith
Senior Advisor
CEO of Zayo Group

Richard Coyle
Senior Advisor
COO of ExteNet Systems

SOUTH AMERICA

Dan Armstrong
Senior Advisor
CEO and Board Member of Beanfield Technologies

Murray Case
Operating Partner
Chairman of Scala Data Centers

ColonyCapital

32

A Commitment to Our Shared Future

ESG has been a central part of Colony's operating framework, providing impact at every level of our organization

CLNY NET ZERO 2030

TARGET NET ZERO GREENHOUSE GAS EMISSIONS BY 2030 ACROSS THE ENTIRE COLONY DIGITAL ECO-SYSTEM

verticalbridge — Vertical Bridge became the world's first carbon neutral tower company in June 2020

DATABANK — Hosting a Climate Corps fellow from Environmental Defense Fund in 2021 beanfield METROCONNECT — Committed to a net zero carbon footprint by December 2021

SCALA DATA CENTERS — Nov 2020 Announces 100% of its energy consumption to renewable and certified source

DEI PROGRESS

HELP BUILD A DIVERSE, TALENTED WORKFORCE THROUGH MENTORSHIPS, INTERNSHIPS, RECRUITING AND CAREERS/COMPENSATION

Steering committee coordinates various DE&I programs with a focus on scalable initiatives at CLNY

Our four pillars of diversity focus on:

1. Mentorship
2. College Internship Program
3. Recruiting
4. Career Path / Promotions

Partner Organizations

ONE SEARCH

KIPP

TOIGO — Bringing Diversity to Life

SEO — Seizing Every Opportunity

TANGIBLE RESULTS

DEFINE ESG METRICS FOR ALL PORTFOLIO COMPANIES AND COLLECT, ANALYZE AND REPORT THE DATA

DCP integrates ESG analysis into the due diligence of potential investments. Reports include key company-level and macro ESG risks and opportunities

We have partnered with and become a member of several organizations to ensure that the company has best in industry ESG

Partner Organizations

Signatory of: PRI Principles for Responsible Investment

TÉLÉCOMS SANS FRONTIÈRES — Communications for life

BSR

PREA — pension real estate association

ColonyCapital

33

34 5 Q&A Session

Non-GAAP Reconciliations

Core Funds from Operations *(in thousands, except per share)*	Total CLNY				Core Digital Segments[5]			
	for the Three Months Ended			for the Year Ended	for the Three Months Ended			for the Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020
Net income (loss) attributable to common stockholders	$ (140,575)	$ (205,784)	$ (26,251)	$ (2,750,782)	$ (3,801)	$ (3,067)	$ 1,932	$ (11,024)
Adjustments for FFO attributable to common interests in Operating Company and common stockholders:								
Net income (loss) attributable to noncontrolling common interests in Operating Company	(15,411)	(22,651)	(2,867)	(302,720)	(413)	(337)	206	(1,207)
Real estate depreciation and amortization	136,245	162,705	118,253	561,195	75,389	70,474	1,576	199,226
Impairment of real estate	31,365	142,767	60,273	1,956,662	-	-	-	-
Gain from sales of real estate	(26,566)	(12,332)	(1,449,040)	(41,912)	-	-	-	-
Less: Adjustments attributable to noncontrolling interests in investment entities	(79,874)	(146,905)	910,702	(638,709)	(63,359)	(60,086)	(1,237)	(165,984)
FFO attributable to common interests in Operating Company and common stockholders	(94,816)	(82,200)	(388,930)	(1,216,266)	7,816	6,984	2,477	21,011
Adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:								
Gains and losses from sales of depreciable real estate within the Other segment, net of depreciation, amortization and impairment previously adjusted for FFO[1]	(41,101)	(10,529)	637	(65,000)	-	-	-	-
Gains and losses from sales of investment management businesses and impairment write-downs associated investment management	6,464	7,546	399,999	503,337	(221)	3,832	-	3,611
CLNC Distributable Earnings adjustments[2]	(31,473)	(27,256)	(5,401)	212,587	-	-	-	-
Equity-based compensation expense	8,689	8,380	20,154	36,642	1,378	338	20	3,283
Straight-line rent revenue and expense	(6,404)	(6,282)	(5,735)	(19,953)	(3,504)	(2,821)	20	(3,615)
Amortization of acquired above- and below-market lease values, net	(1,224)	(1,376)	(9,991)	(6,828)	974	790	-	1,987
Amortization of deferred financing costs and debt premiums and discounts	25,017	4,382	49,253	54,336	16,797	(3,208)	-	13,589
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency	(1,465)	1,952	(889)	11,826	91	(87)	-	4
Acquisition and merger-related transaction costs	2,272	7,963	(944)	11,706	-	5	685	1,022
Restructuring and merger integration costs[3]	33,174	6,839	16,684	68,733	5	-	-	5
Preferred share redemption costs	-	-	(5,150)	-	-	-	-	-
Amortization and impairment of investment management intangibles	8,315	8,849	8,640	37,971	6,344	6,319	5,595	28,306
Non-real estate fixed asset depreciation, amortization and impairment	12,865	3,873	1,922	34,851	3,218	2,714	286	8,661
Gain on consolidation of equity method investment	-	-	-	-	-	-	-	-
Amortization of gain on remeasurement of consolidated investment entities	-	-	6	12,996	-	-	-	-
Tax effect of Core FFO adjustments, net	(317)	(5,410)	(7,864)	(3,015)	898	(4,391)	2,033	(13,327)
Less: Adjustments attributable to noncontrolling interests in investment entities	6,782	6,572	(24,801)	1,964	(25,891)	(409)	(199)	(26,458)
Less: CFFO from discontinued operations	21,491	13,086	(47,904)	57,450	-	-	-	-
Core FFO attributable to common interests in Operating Company and common stockholders	$ (51,731)	$ (63,611)	$ (314)	$ (266,663)	$ 7,905	$ 10,066	$ 10,917	$ 38,079
Less: Core FFO (gains) losses	69,928	80,752	21,383	313,383	-	-	-	-
Core FFO ex-gains/losses attributable to common interests in Operating Company and common stockholders	$ 18,197	$ 17,141	$ 21,069	$ 46,720	$ 7,905	$ 10,066	$ 10,917	$ 38,079
Core FFO per common share / common OP unit[4]	$ (0.10)	$ (0.12)	$ (0.00)	$ (0.50)	$ 0.01	$ 0.02	$ 0.02	$ 0.07
Core FFO ex-gains/losses per common share / common OP unit[4]	$ 0.03	$ 0.03	$ 0.04	$ 0.09	$ 0.01	$ 0.02	$ 0.02	$ 0.07
W.A. number of common OP units outstanding used for Core FFO per common share and OP unit[4]	536,694	536,516	541,263	537,393	536,694	536,516	541,263	537,393

(1) For the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, net of $43.1 million consolidated or $10.4 million CLNY OP share, $23.7 million consolidated or $8.9 million CLNY OP share and $18.0 million consolidated or $9.6 million CLNY OP, respectively, of depreciation, amortization and impairment charges previously adjusted to calculate FFO. For the twelve months ended December 31, 2020, net of $90.5 million consolidated or $52.2 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO.
(2) Represents adjustments to align the Company's Core FFO and with CLNC's definition of Distributable Earnings and to reflect the Company's percentage interest in the respective company's earnings.
(3) Restructuring and merger integration costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company's core operating performance and the Company does not expect to incur these costs subsequent to the completion of the digital evolution.
(4) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(5) Includes Digital Operating and Digital Investment Management segments; excludes Digital Other.

35

Non-GAAP Reconciliations

(In thousands)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
CLNY Share of Core Digital Revenues				
Total Revenues	$151,921	$118,686	$25,890	$397,703
Less: Non-controlling interest	(114,360)	(89,283)	(4,805)	(273,509)
CLNY pro-rata share of Revenues	**$37,561**	**$29,403**	**$21,085**	**$124,194**
Digital Net Income (Loss)				
Digital Investment Management	$1,840	$3,539	$2,551	$9,793
Digital Operating	(52,902)	(38,479)	(692)	(130,818)
Digital Other	19,788	6,757	(4,636)	35,802
Digital Net Income (Loss)	**($31,274)**	**($28,183)**	**($2,777)**	**($85,223)**
Digital Investment Management FRE Determined as Follows				
Net income (loss)	$1,840	$3,539	$2,551	$9,793
Adjustments:				-
Interest income	(1)	(2)	(34)	(37)
Interest expense	-	-	1,645	-
Depreciation and amortization	6,421	10,259	5,655	29,887
Compensation expense—equity-based & incentive	1,649	1,101	-	4,021
Administrative expenses—straight-line rent	(1)	14	18	45
Fee Income – intercompany	862	-	-	862
Investment and services expense	204	-	-	204
Placement fee	1,202	-	-	1,202
Transaction Costs	-	-	$378	-
Equity method earnings (losses)	(6,744)	(6,134)	103	(13,038)
Other gain (loss), net	(102)	(32)	11	(170)
Income tax expense (benefit)	(757)	144	2,004	59
Fee related earnings	**$4,573**	**$8,889**	**$12,331**	**$32,828**
Add: one-time incentive	5,701	-	-	5,701
Fee related earnings (adjusted)	**$10,274**	**$8,889**	**$12,331**	**$38,529**
Fee income	$24,191	$20,048	$19,106	$83,356
Fee Income – intercompany	862	-	-	862
Other income	183	87	712	1,026
Compensation expense—cash	(18,353)	(9,414)	(4,909)	(43,939)
Administrative expenses	(2,310)	(1,832)	(2,578)	(8,477)
Fee related earnings	**4,573**	**8,889**	**12,331**	**32,828**
CLNY ownership	44.8% [1]	70.9%	100.0%	84.4%
CLNY pro-rata share of FRE	**2,051**	**6,306**	**12,331**	**27,723**

(In thousands)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
Digital Operating Adjusted EBITDA Determined as Follows				
Net income (loss) from continuing operations	($52,902)	($38,479)	($692)	($130,818)
Adjustments:				-
Interest expense	41,815	18,589	1,272	77,976
Income tax (benefit) expense	(6,967)	(6,091)	10	(21,461)
Depreciation and amortization	78,554	73,107	1,804	210,263
Other (gain) loss	200	45	-	245
EBITDAre	60,700	47,171	2,394	136,205
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,607)	(2,106)	-	(1,996)
Interest income	(80)	-		(80)
Amortization of leasing costs	-	-	-	(1,218)
Compensation expense—equity-based	728	148	-	1,172
Installation services	429	(65)	-	1,146
Restructuring & integration costs	803	470	-	2,269
Transaction, investment and servicing costs	564	(50)	130	1,287
Adjusted EBITDA	**$60,537**	**$45,568**	**$2,524**	**$138,785**
CLNY ownership	16.2%	15.2%	20.0%	16.8%
CLNY pro-rata share of Adjusted EBITDA	**$9,800**	**$6,948**	**$505**	**$23,290**

ColonyCapital

(1) CLNY's share of the $5.7M one-time outperformance incentive was $4.9M, which is based on the partial year CLNY owned 100% of the Digital investment management business prior to the Wafra investment.

36

37 Important Note Regarding Non-GAAP Financial Measures This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs. FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable. Core FFO: The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of investment management businesses and impairment write-downs associated investment management; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) restructuring and merger integration costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate fixed asset depreciation, amortization and impairment; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) represented its percentage interest multiplied by CLNC’s Distributable Earnings (previously referred to as Core Earnings). Refer to CLNC’s filings with the SEC for the definition and calculation of Distributable Earnings. Beginning in the fourth quarter of 2020, the Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods. The Company computes Core FFO ex-gains by adjusting Core FFO to exclude gains and losses from the Company’s Other segment. FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs. The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations. Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight- line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, equity-based compensation expense, restructuring and integration costs, transaction costs from unsuccessful deals and business combinations, litigation expense, the impact of other impairment charges, gains or losses from sales of undepreciated land, and gains or losses on early extinguishment of debt and hedging instruments. Revenues and corresponding costs related to the delivery of services that are not ongoing, such as installation services, are also excluded from Adjusted EBITDA. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. Fee Related Earnings (“FRE”): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense (excluding equity-based compensation), administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business. FRE is presented prior to the deduction for Wafra's 31.5% interest. Net Operating Income (“NOI”): NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures. The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by- investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP but may be used as a supplement to financial information as reported under GAAP.

38